Exhibit 10.25

Sunoco, Inc. Executive Compensation Summary Sheet

The following is a summary of the 2008 base salaries of the named executive officers of Sunoco, Inc.:

Name/Title	Base Salary
John G. Drosdick Chairman, President and Chief Executive Officer	$1,240,000

Thomas W. Hofmann Senior Vice President and Chief Financial Officer	$570,000

Robert W. Owens Senior Vice President, Marketing	$498,000

Bruce G. Fischer Senior Vice President, Sunoco Chemicals	$455,000

Charles K. Valutas Senior Vice President and Chief Administrative Officer	$445,000

Michael H. R. Dingus Senior Vice President, Sunoco, Inc. and President, SunCoke Energy, Inc.	$445,000